Exhibit 4.1

ENSCO ROWAN PLC

as the Company

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

SIXTH SUPPLEMENTAL INDENTURE

Dated as of July 12, 2019

to

INDENTURE

Dated as of March 17, 2011

4.50% SENIOR NOTES DUE 2024

5.20% SENIOR NOTES DUE 2025

SIXTH SUPPLEMENTAL INDENTURE, dated as of July 12, 2019 (this “Supplemental Indenture”), between ENSCO ROWAN PLC, a public limited company organized under the laws of England and Wales (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee (in such capacity, the “Trustee”), under the Indenture, dated as of March 17, 2011 (the “Base Indenture”), between the Company and the Trustee.

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore executed the Base Indenture, as supplemented by the Second Supplemental Indenture, dated as of September 29, 2014 (the “Second Supplemental Indenture”; the Base Indenture, as supplemented with applicability to the 4.50% Notes (as defined below) by the Second Supplemental Indenture, the “4.50% Notes Indenture”), governing the 4.50% Senior Notes due 2024 (the “4.50% Notes”), and the Third Supplemental Indenture, dated as of March 12, 2015 (the “Third Supplemental Indenture”; the Base Indenture, as supplemented with applicability to the 5.20% Notes (as defined below) by the Third Supplemental Indenture, the “5.20% Notes Indenture” and, together with the 4.50% Notes Indenture, the “Existing Indentures”), governing the 5.20% Senior Notes due 2025 (the “5.20% Notes” and, together with the 4.50% Notes, the “Notes”); and

WHEREAS, Section 902 of the Base Indenture provides, with exceptions not here applicable, that the Company and Trustee may amend or supplement an Existing Indenture with respect to a series of Notes with the consent of the Holders of a majority in principal amount of the Outstanding Notes of such series voting as a separate class; and

WHEREAS, pursuant to a solicitation of consents as set forth in the Offer to Purchase and Consent Solicitation Statement of the Company dated June 25, 2019 (the “Offer to Purchase and Consent Solicitation Statement”), the Holders of a majority in aggregate principal amount of the Outstanding Notes of each series have consented to the execution and delivery of this Supplemental Indenture, and the execution and delivery of this Supplemental Indenture is permitted by Section 902 of the Base Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture legal, valid and binding obligation of the Company according to its terms have been done;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the applicable series of Notes, as follows:

ARTICLE ONE
RELATION TO EXISTING INDENTURE; DEFINITIONS

Section 1.01                            Relation to Existing Indenture.

With respect to each series of Notes, this Supplemental Indenture constitutes an integral part of the applicable Existing Indenture.

Section 1.02                            Definitions.

For all purposes of this Supplemental Indenture, capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Existing Indenture with respect to the applicable series of Notes.

Section 1.03                            General References.

Unless otherwise specified or unless the context otherwise requires, (i) all references in this Supplemental Indenture to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this Supplemental Indenture.

ARTICLE TWO
AMENDMENTS TO EXISTING INDENTURES

With respect to each series of Notes, Articles Four, Five, Six, Seven, Eight and Eleven of the applicable Existing Indenture are hereby amended as set forth below in this Article Two; provided, however, that such amendments shall apply only to the applicable series of Notes issued under such Existing Indenture and not to any other series of Securities issued under the Base Indenture or such Existing Indenture. The amendments to an Existing Indenture effected pursuant to this Article Two shall not become operative with respect to a series of Notes until the Company accepts and purchases the Notes satisfying the Requisite Consents (as defined in the Offer to Purchase and Consent Solicitation Statement) with respect to such series of Notes required for purchase in the Tender Offer (as defined in the Offer to Purchase and Consent Solicitation Statement).

Section 2.01                            Amendments to Articles Five, Seven and Eight.

Each Existing Indenture is hereby amended by deleting the following provisions of such Existing Indenture and all references thereto in their entirety:

(a)           clauses (a)(iii) and (c) of Section 501, “Events of Default”;

(b)           Section 704, “Reports by Company”; and

(c)           Section 801, “Company May Consolidate, Etc., Only on Certain Terms”.

Section 2.02                            Amendments to Second Supplemental Indenture and Third Supplemental Indenture.

The Second Supplemental Indenture and Third Supplemental Indenture are hereby amended by deleting Sections 5.01, “Limitations on Liens” and 5.02, “Limitation on Sale/Leaseback Transactions” and all references thereto in their entirety.

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Section 2.03                            Amendments to Covenant Defeasance.

Section 404, “Covenant Defeasance” of each Existing Indenture is hereby amended by deleting “Sections 501(3) through 501(6) and Section 501(9) hereof” in the last sentence thereof and by replacing “Section 801 hereof with respect to the Outstanding Securities of a series and any other” in the first sentence thereof with “any”.

Section 2.04                            Amendments to Notice of Defaults.

Section 602, “Notice of Defaults” of each Existing Indenture is hereby amended by deleting “; and provided, further, that in the case of any Default or Event of Default of the character specified in Section 501(3) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof”.

Section 2.05                            Amendments to Successor Person Substituted.

Section 802, “Successor Person Substituted” of each Existing Indenture is hereby amended by deleting “in accordance with Section 801” and “that meets the requirements of Section 801 hereof”.

Section 2.06                            Amendments to Notice of Redemption.

Section 1104, “Notice of Redemption” of the Base Indenture and Section 3.01(b) of the Third Supplemental Indenture “Optional Redemption by Company” are hereby amended by replacing “30” or “15”, as applicable, with “three Business Days (provided that the Trustee has received drafts of such notice at least five days in advance thereof, or such shorter period as is satisfactory to the Trustee)”.

ARTICLE THREE
MISCELLANEOUS

Section 3.01                            Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company.

Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights or obligations of the Trustee set forth in the Existing Indentures.

The Trustee makes no representation or warranty as to the validity or sufficiency of the information contained in the Offer to Purchase and Consent Solicitation Statement, except such information which specifically pertains to the Trustee itself, or any information incorporated therein by reference.

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Section 3.02                            Continued Effect.

Except as expressly supplemented and amended by this Supplemental Indenture, each Existing Indenture shall continue in full force and effect in accordance with the provisions thereof, and each Existing Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of each Existing Indenture in the manner and to the extent herein and therein provided.

Section 3.03                            Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.04                            Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this instrument and of signature pages thereof by facsimile or PDF transmission shall constitute effective execution and delivery of this instrument as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(Remainder of Page Intentionally Left Blank)

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the date first written above.

THE COMPANY:

ENSCO ROWAN PLC

By:	/s/ Darin Gibbins
Name:	Darin Gibbins
Title:	Vice President and Treasurer

The above signatory for Ensco Rowan plc signed in the presence of:

/s/ Sarah Coronado
Print name of witness: Sarah Coronado
Address: 5847 San Felipe, Suite 3300,
Houston, TX 77057

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Jeffrey Schoenfeld
Name:	Jeffrey Schoenfeld
Title:	Vice President

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Vice President

Signature page to Sixth Supplemental Indenture